Exhibit (a)(1)(C)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

This document should be read in conjunction with the U.S. Offer to Purchase dated September 11, 2008 (the “U.S. Offer to Purchase”). The definitions used in the U.S. Offer to Purchase apply in this Form of Withdrawal (the “Form”). All terms and conditions contained in the U.S. Offer to Purchase applicable to the U.S. Offer (as defined in the U.S. Offer to Purchase) for Shares are deemed to be incorporated in and form a part of this Form.

U.S. FORM OF WITHDRAWAL

Of the Tendered Class A Shares, Class B Shares,
Class C Shares and Class D Shares

of

YPF Sociedad Anónima

Pursuant to the U.S. Offer to Purchase
dated September 11, 2008

by

Petersen Energía Inversora, S.A.,
Enrique Eskenazi,
Sebastián Eskenazi,
Matías Eskenazi Storey and
Ezequiel Eskenazi Storey

THIS FORM OF WITHDRAWAL OF THE U.S. OFFER MUST BE RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 20, 2008, OR UNTIL THE NEW EXPIRATION DATE, IF THE U.S. OFFER WERE EXTENDED OR, THEREAFTER, UNTIL WE ANNOUNCE THAT THE REQUIRED REGULATORY APPROVAL HAS BEEN OBTAINED AND THAT WE WILL PAY THE OFFER PRICE.

The U.S. Receiving Agent is:

The Bank of New York Mellon

By Mail:	By Hand or Overnight or Courier:
BNY Mellon Shareowner Services Attn: Corporate Action Dept. P.O. Box 3301 South Hackensack, NJ 07606	BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

Action to be taken to withdraw the tendered Shares

Please read the detailed instructions on how to complete this Form. Tenders of Shares made pursuant to the U.S. Offer may be withdrawn at any time on or prior to the Expiration Time on the Expiration Date or the New Expiration Date, as applicable or, thereafter, until such time as the Bidders announce that the Required Regulatory Approval has been obtained and that they will pay the Offer Price. Any tender of Securities will be irrevocable after that time.

If you have any questions as to how to complete this Form of Withdrawal, please contact the U.S. Information Agent in the United States at 1-877-289-0143 (Toll-Free), from outside the United States at 1-201-680-5235, and banks and brokers at 1-201-680-5235.

Instructions

If you wish to withdraw acceptance of the U.S. Offer, you must:

(1) complete and sign this Form in accordance with the instructions set out below and in the U.S. Offer to Purchase; and

(2) forward this Form to the U.S. Receiving Agent at the address set forth on the back cover of the U.S. Offer to Purchase.

If the tendered Shares were timely and validly withdrawn, the Argentine Custodian shall return the tendered Shares to the tendering holders of Shares as set forth in the U.S. Offer to Purchase.

Notice

By signing this Form you agree that withdrawals may not be rescinded. Consequently, Shares withdrawn will thereafter be deemed not validly tendered for the purposes of the U.S. Offer. However, withdrawn Shares may be re-tendered following the procedures described in Section 3 of the U.S. Offer to Purchase at any time prior to the Expiration Time on the Expiration Date, or prior to the New Expiration Date if the U.S. Offer were extended.

How to complete this Form	Please complete in BLOCK CAPITALS

Do not detach any part of this Form

1.	Withdrawal Rights

To withdraw from the U.S. Offer, write in Box 1 the total number of Shares for which you wish to withdraw your acceptance of the U.S. Offer.

BOX 1
Depositante	Cuenta Comitente	No. of Shares	Class of Shares
No.:	No.:
Name:	Name:

2.	Signatures

You must execute Box 2 and, in the case of a joint holding, arrange for the designated common representative to sign, or otherwise, all joint holders to do likewise. All signatures must be certified. If you sign in a capacity other than that of a registered holder (e.g. under a Power-of-Attorney) please state the capacity in which you sing and send together with the Form an authorized copy of the Power-of-Attorney.

Sign here to withdraw the acceptance of the U.S. Offer

BOX 2
Execution by Individuals	Execution by a company
Signed and delivered as a deed by	Executed and delivered as a deed by

In presence

(Name of record holder)

(Signature of record holder)	(Name of Company)

(Taxpayer ID or SSN)

(Representative) (Signature)

(Representative) (Signature)

(Taxpayer ID)

2.	Name(s) and address

Complete Box 3 with the full name and address of the sole or first named registered holder together with the names of all other joint holders (if any) in BLOCK CAPITALS

Full name(s) and address

BOX 3
First registered holder	Joint registered holder	Joint registered holder
1. First name(s)	2. First name(s)	3. First name (s)
(Mr. Mrs. Miss. Title)	(Mr. Mrs. Miss. Title)	(Mr. Mrs. Miss. Title)
Last name:	Last name:	Last name:

Address	Address	Address

Zip code	Zip code	Zip code

Taxpayer ID or SSN:	Taxpayer ID or SSN:	Taxpayer ID or SSN:

Joint registered holder(s)
4. First name(s)	5. Corporation(s)
(Mr. Mrs. Miss. Title)
Last name:	Name:

Address	Address

Zip code	Zip code

Taxpayer ID or SSN:	Taxpayer ID:

The signatures as well as the identity and capacity of each holder of Shares must be independently certified before a Notary Public. The certification expense will be for the account of the withdrawing holders of Shares.

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